György (GEORG) BERNITZ

DR. HEINRICH ZITZMANN

(as Sellers)

- and -

MEAS Deutschland GmbH

(as Purchaser)

Agreement relating to the sale, purchase and assignment of all shares in Sensotherm Temperatursensorik GmbH & Secon Kft.

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	6

2.	SALE, PURCHASE AND ASSIGNMENT OF THE SHARES	9

3.	PURCHASE PRICE	10

4.	ESCROW ACCOUNT	13

5.	CLOSING	14

6.	GUARANTEES OF THE SELLERS	15

7.	REMEDIES	26

8.	THIRD PARTY CLAIMS	27

10.	NON-COMPETE AND NON-SOLICITATION	29

11.	FINAL PROVISIONS	29

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This Agreement is made on 30 August 2013

AMONG:

(1)	György (Georg) Bernitz, with address at Vordere Markstrasse 9, 990441 Nuremberg;

-"GB"-,

and

(2)	DR. HEINRICH ZITZMANN, with address at Blütenweg 14, 91207 Lauf a.d. Pegnitz;

-"HZ"-,

and

(3)	MEAS Deutschland GMBH, with registered office at Hauert 13, 44227 Dortmund;

-"Purchaser"-

HZ and GB hereinafter collectively referred to as the "Sellers" and individually as a "Seller", and the Sellers and the Purchaser collectively referred to as the "Parties" and each of them as a "Party".

BACKGROUND:

A	The Purchaser is a German limited liability company created and existing under the laws of the Federal Republic of Germany registered with the commercial register (Handelsregister) at the Local Court (Amtsgericht) of Dortmund under number HRB 8534.

B	Sensotherm Temperatursensorik GmbH is a German limited liability company with registered address at Königsweiherstrasse. 5, 90455 Nuremberg, Germany, and registered with the commercial register at the local court of Nuremburg under number HRB 13049 ("German Target"). The stated share capital of the German Target amounts to DEM 100,000, consisting of two shares in the nominal amounts of DEM 60,000 and DEM 40,000, respectively (collectively the "GmbH Shares"). The GmbH Share in the nominal amount of DEM 60,000 is held by HZ ("HZ GmbH Share") and the GmbH Share in the nominal amount of DEM 40,000 is held by GB ("GB GmbH Share"). The GmbH Shares are fully paid up.

C	Secon Kft. is a Hungarian limited liability company with registered address at 9900 Körmend, Olcsai-Kiss Z tér 3.1., floor 3, Hungary, and registered with the Hungarian companies' register of the court of registration of Szombathely under registration number 18-09-109386 ("Hungarian Target"). The stated share capital of the Hungarian Target amounts to HUF 3,000,000, consisting of two shares in the nominal amount of HUF 1,500,000 and HUF 1,500,000, respectively (collectively the "Kft Shares"). One Kft Share in the nominal amount of HUF 1,500,000 is held by HZ ("HZ Kft Share") and the other Kft Share in the nominal amount of HUF 1,500,0000 is held by GB ("GB Kft Share"). The Kft Shares are fully paid up.

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D	The German Target and the Hungarian Target are hereinafter collectively and individually referred to as the "Targets" and "Target", respectively. The GmbH Shares and the Kft. Shares are hereinafter collectively and individually referred to as the "Shares".

E	The Sellers wish to sell and assign to the Purchaser, and the Purchaser wishes to purchase and accept the assignment from the Sellers of the Shares, in accordance with and subject to the terms and conditions of this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.	Definitions and interpretation

1.1	Definitions

"Base Purchase Price"	3.1
"Breach"	7.1.1
"Business Day"	1.2.3
"Cash"	3.3.1
"Challenged Items"	3.6.3
"Closing"	5.1
"Closing Action(s)"	5.2
"Closing Date"	5.1
"Closing Date Balance Sheet"	3.2
"Contract(s)"	6.2.13
"Debt"	3.3.2
"Disputes"	11.11
"Employee(s)"	6.2.10
"Escrow Account"	4.2
"Escrow Instructions"	4.1
"Escrow Amount"	4.2
"Final Purchase Price"	3.2
"Financial Statements"	6.2.6

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"GB GmbH Share"	B
"GB Kft Share"	B
"German Target"	B
"GmbH Shares"	B
"Hazardous Materials"	6.2.10.5
"Hungarian Target"	C
"HZ GmbH Share"	C
"HZ Kft Share"	C
"Initial Purchase Price"	3.4.1
"Intellectual Property Rights"	6.2.12.1
"Interim Financial Statements"	6.2.6.1
"Kft Shares"	C
"Know-How"	6.2.12.1
"Leases"	6.2.9.2
"Local Corporate Waivers"	2.4
"Local Transfer Deed"	2.3
"Losses"	7.1.2
"Neutral Auditor"	3.6.4
"Owned Intellectual Property Rights"	6.2.12.2
"Target's Know-How"	6.2.12.2
"Review Period"	3.6.2
"Sellers' Knowledge"	6.1.3
"Sellers' Guarantees"	6.1.1
"Share(s)"	C
"Systems"	6.2.12.6
"Target(s)"	D
"Target Working Capital"	3.3.3

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"Tax" and "Taxes"	6.2.8.1
"Tax Returns"	6.2.8.2
"Third-Party Claim"	8
"Trustee"	4.1
"Working Capital"	3.3.3
"Working Capital Balance"	3.3.3

1.2	Interpretation

1.2.1	In this Agreement, unless the context otherwise requires:

1.2.1.1	references to "Sections" and "Schedules" are references to Sections of and Schedules to this Agreement and references to this Agreement include the Schedules;

1.2.1.2	references to the singular shall include the plural and vice versa, and references to one gender include any other gender;

1.2.1.3	references to a "person" includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

1.2.1.4	references to "Euro" or "EUR" are references to the lawful currency from time to time of the Federal Republic of Germany;

1.2.1.5	Words such as "hereof", "herein" or "hereunder" refer (unless otherwise required by the context) to this Agreement as a whole and not to a specific provision of this Agreement;

1.2.1.6	The term "including" shall mean "including, without limitation";

1.2.1.7	The term "affiliated company" or "affiliate" shall have the meaning assigned to it in section 15 of the German Stock Corporation Act (Aktiengesetz) (verbundenes Unternehmen).

1.2.2	The headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.2.3	For the purposes of this Agreement, "Business Day" means a day on which banks are open for business in Dortmund and Nuremberg, Federal Republic of Germany.

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2.	Sale, Purchase And Assignment of the Shares

2.1	Sale and Purchase of the Shares

Subject to the terms and conditions of this Agreement, each Seller hereby sells his Shares to the Purchaser, and the Purchaser hereby purchases the Shares of each Seller, as follows:

2.1.1	GB hereby sells the GB GmbH Share and the GB Kft Share to the Purchaser, and the Purchaser hereby purchases the GB GmbH Shares and the GB Kft Shares; and

2.1.2	HZ hereby sells the HZ GmbH Share and the HZ Kft Share to the Purchaser, and the Purchaser hereby purchases the HZ GmbH Shares and the HZ Kft Shares.

2.2	Effective Date

The Shares shall be sold to the Purchaser with economic effect (mit wirtschaftlicher Wirkung) as of the Closing Date, 24:00 CET, with all rights and obligations pertaining thereto, provided, however, that the right to any profits for periods prior to and including the Closing Date, which have not been distributed to the Sellers, shall belong to the Purchaser.

2.3	Assignment of the Shares

Each Seller hereby assigns his respective Shares to the Purchaser, and the Purchaser hereby accepts the assignment of the Shares of each Seller, as follows:

2.3.1	GB hereby assigns the GB GmbH Share and the GB Kft Share to the Purchaser, and the Purchaser hereby accepts such assignments; and

2.3.2	HZ hereby assigns the HZ GmbH Share and the HZ Kft Share to the Purchaser, and the Purchaser hereby accepts such assignments.

The assignment of the Shares is contingent upon (aufschiebend bedingt gemäß § 158 Abs. 1 BGB) payment of the Initial Purchase Price to the Sellers in accordance with Section 3.4.1.

In order to validly effect the transfer of the Kft Shares to the Purchaser, on the Closing Date, the Parties shall enter into a local transfer deed governed by Hungarian law and execute all related corporate documents by which the Kft Shares shall be transferred to the Purchaser essentially in the form as attached hereto as Schedule 2.3 ("Local Transfer Deed").

2.4	Approval of Share Transfers and Waiver of Pre-Emption Rights

2.4.1	Waiving all form and notice requirements as to the calling and holding of a shareholders' meeting, the Sellers hereby convene and hold an extraordinary shareholders' meeting of the Targets, wherein each Seller approves of the sale and transfer of the Shares of the respective other Seller under this Agreement and waives any pre-emption rights with respect to the Shares each Seller may have under the articles of association of either Target or any other agreements entered into between the Sellers. Copies of the relevant shareholders' resolution and waivers are attached hereto as Schedule 2.4.1.

2.4.2	For Hungarian law purposes, the Sellers undertake to deliver a respective shareholders' resolution with respect to the Hungarian Target on the Closing Date, essentially in the form as attached hereto as Schedule 2.4.2 ("Local Corporate Waivers").

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3.	Purchase Price

3.1	Base Purchase Price

The base purchase price for the Shares ("Base Purchase Price") amounts to EUR 5,200,000 (in words: Euro five million two hundred thousand) and is subject to the adjustment set forth in Section 3.2.

3.2	Purchase Price Adjustment

The Base Purchase Price shall be adjusted as follows:

3.2.1	Any Cash held by the Targets on the Closing Date shall be added to the Base Purchase Price, any Debt owed by the Targets on the Closing Date shall be deducted from the Base Purchase Price, and any Working Capital Balance shall be added to or deducted from the Base Purchase Price, as the case may be ("Final Purchase Price").

3.2.2	No later than five (5) Business Days before the contemplated Closing Date, as agreed between the Parties, the Sellers shall provide to the Purchaser in writing their good faith estimate of the Cash held by the Targets on the Closing Date, any Debt owed by the Targets on the Closing Date, and the amount of the Working Capital Balance, and shall, on the basis of such good faith estimates provide to the Purchaser a good faith estimate of the Final Purchase Price ("Initial Purchase Price").

The estimate of the Share Purchase Price, the Cash, the Debt and the Working Capital Balance shall be based on the then current accounting records of the Targets under due consideration of the applicable Generally Accepted Accounting Principles (GAAP) and shall be conducted with due care and in good faith. The calculation basis shall be disclosed to the Purchaser and all such calculations and estimates shall be reasonably acceptable to the Purchaser.

3.2.3	The amounts of Cash, Debt and the Working Capital Balance, as well as the Final Purchase Price shall be finally determined on the basis of the "Closing Date Balance Sheet". An example for the calculation of Cash, Debt, the Working Capital Balance and the Final Purchase Price is attached hereto as Schedule 3.2.3.

3.3	Cash, Debt and Working Capital

3.3.1	"Cash" shall mean, as on the Closing Date, the aggregate amounts of cash and cash equivalents, including, without limitation, any credit balances with credit institutions and cheques.

3.3.2	"Debt" shall mean, as on the Closing Date, the aggregate amounts of (i) any debt for borrowed money, including, without limitation, money borrowed from banks or other financial institutions, (ii) any indebtedness evidenced by any note, bond, debenture, draft of bills of exchange or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a person (including guarantees in the form of an agreement to repurchase or reimburse, but excluding the endorsement of checks or other negotiable instruments for deposit or collection), (vi) any indebtedness secured by a lien on a person’s assets, (vii) any outstanding letter of credit, sight draft, performance bond or similar surety obligation; (viii) any obligation for the payment or repayment of money, whether present or future, actual or contingent, sole or joint; (ix) provisions for contingent liabilities and/or anticipated losses, including, without limitation, provisions for contingent liabilities arising from Taxes, litigation, social and pension schemes, accrued holidays and overtime; and (x) any interest, principal, prepayment penalty, fees or expenses to the extent paid in respect of those items listed in clauses (i) through (ix) of this defined term, including interest accrued up to and including the Closing Date.

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3.3.3	"Working Capital" shall mean (i) the sum of all accounts receivable, including trade and miscellaneous accounts receivable, and inventory less (ii) the sum of accounts payables, and "Working Capital Balance" shall mean the amount by which the Working Capital as determined on the Closing Date exceeds or falls short, as the case may be, the Target Working Capital by more than 15%. "Target Working Capital" means the amount of Working Capital of each Targets as of 30 June 2013 as shown in the respective Interim Financial Statements (as defined in Section 6.2.6.1).

3.4	Payment Mechanism

3.4.1	On the Closing Date, the Purchaser shall pay the Initial Purchase Price (less the Escrow Amount which shall be paid into the Escrow Account as described in Section 4.2 below) into the respective Seller's bank accounts as set forth in Section 3.5.2.

3.4.2	If and to the extent the Final Purchase Price is lower than the Initial Purchase Price, each Seller shall pay any difference to the Purchaser (into an account timely designated by the Purchaser in writing) within ten (10) Business Days after the amount of the Final Purchase Price has been finally determined in accordance with the provisions set forth in Section 3.6.

3.4.3	If and to the extent the Final Purchase Price is higher than the Initial Purchase Price, the Purchaser shall pay any difference to each Seller within ten (10) Business Days after the amount of the Final Purchase Price has been finally determined in accordance with the provisions set forth in Section 3.6.

3.4.4	The Initial Purchase Price and the Final Purchase Price, respectively, shall be split between the Sellers as follows: 60% are payable to HZ and 40% are payable to GB.

3.5	Payments and Sellers' Accounts

3.5.1	Any payments under this Agreement shall be made by irrevocable wire transfer of immediately available funds, free of bank and other charges. Any such payment shall be deemed duly and timely made only upon the irrevocable and unconditional crediting of the amount payable to the relevant bank account on, and on a value date no later than, the relevant due date.

3.5.2	All payments owed by the Purchaser to the Sellers under or in connection with this Agreement shall be wired, unless notified otherwise by the respective Seller in writing at least five (5) Business Days ahead of the relevant due date, into the following accounts in accordance with Section 3.4.4:

3.5.2.1	GB: Sparkasse Nuremberg, No. 4029441, Sort Code 760 501 01;

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3.5.2.2	HZ: 60% of the portion of the Initial Purchase Price payable to HZ pursuant to Section 3.4.4 shall be paid to the account at Sparkasse Nuremberg, No. 0570962548, Sort Code 760 501 01, and 40% of the portion of the Initial Purchase Price payable to HZ pursuant to Section 3.4.4 shall be paid to the account at Deutsche Bank, No. 044425700, Sort Code 760 700 12. In case of payments owed to HZ in accordance with Section 3.4.3, relevant payments shall be made to the account at Sparkasse Nuremberg.

3.5.3	In case of delayed payment, section 288 paragraph 2 of the German Civil Code (BGB) shall apply.

3.6	Closing Date Balance Sheet

3.6.1	As soon as possible after the Closing Date, the Purchaser shall prepare and deliver to the Sellers (i) the Closing Date Balance Sheet together with (ii) a supplemental report setting forth, on the basis of the Closing Date Balance Sheet, the Cash, the Debt and the Final Purchase Price, all according to the terms of this Agreement. The Closing Date Balance Sheet shall be prepared in accordance with the relevant local GAAP as consistently applied with past practice, maintaining the same accounting and valuation principles, methods and rules.

3.6.2	If the Sellers do not object in writing to any of the contents and items under points (i) and (ii) of the above Section 3.6.1 or otherwise fail~~s~~ to respond within twenty (20) Business Days after its delivery to it ("Review Period"), the Closing Date Balance Sheet, the Cash, the Debt and the Final Purchase Price as indicated therein shall automatically become final and binding on the Parties.

3.6.3	In the event that the Sellers object to any of the contents and items under points (i) and (ii) of the above Section 3.6.1 ("Challenged Items") within the Review Period, the Sellers and the Purchaser shall promptly meet and endeavor to reach an agreement as to the Challenged Items. If the Sellers and the Purchaser finally reach an agreement in writing on the Challenged Items, then the so amended Closing Date Balance Sheet, the Cash, the Debt and the Final Purchase Price shall become final and binding on the Parties.

3.6.4	If the Sellers and the Purchaser are unable to reach an agreement within fifteen (15) Business Days after the end of the Review Period, either Party may present the matter to a neutral auditor from an auditing firm of international standing and reputation ("Neutral Auditor"). If the Parties cannot agree on the person of the Neutral Auditor within fifteen (15) Business Days of either Party’s written request, the Neutral Auditor shall at the request of either Party be appointed by the German Institute of Chartered Accountants (Institut der Wirtschaftsprüfer in Deutschland e.V.) after consideration of the proposals and comments by the Parties.

3.6.5	Unless jointly instructed otherwise by the Parties, the Neutral Auditor shall limit its decisions to the issues in dispute, but shall on the basis of such decisions and the undisputed parts of the Closing Date Balance Sheet determine the Cash, the Debt and the Final Purchase Price. To the extent necessary, the Neutral Auditor shall also be entitled to decide on the interpretation of this Agreement. The Neutral Auditor shall act as an expert (Schiedsgutachter) and not as an arbitrator. The Parties shall make available to the Neutral Auditor all documents, data and other information in their possession reasonably required by the Neutral Auditor to make the required determinations. The Neutral Auditor shall immediately submit copies of all documents, data and other information made available by a Party to the respective other Party. Before deciding on the issues put to the Neutral Auditor by the Parties, the Neutral Auditor shall grant the Parties the opportunity to present their respective positions, which shall include the opportunity of at least one oral hearing in the presence of both Parties and their professional advisers. The Parties shall instruct the Neutral Auditor to use its best efforts to deliver its written opinion with reasons for the decisions as soon as reasonably practical, but not later than ninety (90) days after the issues in dispute have been referred to the Neutral Auditor. Except for manifest error or intentional fault, the Neutral Auditor's decisions on the Closing Date Balance Sheet, the Cash, the Debt and the Final Purchase Price shall be final and binding on the Parties.

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3.6.6	The costs for the preparation of the Closing Date Balance Sheet shall be borne by the Purchaser and the Sellers in equal shares. The costs for the review and preparation of objections, if any, to the Closing Date Balance Sheet shall be borne by the Sellers. The costs of the Neutral Auditor shall be borne by the Parties in proportion to their respective win and loss.

4.	Escrow Account

4.1	Escrow Instructions

On the Closing Date, the Parties will execute the escrow instructions pursuant to Schedule 4.1 ("Escrow Instructions") with the officiating Notary ("Trustee"). The Parties hereby undertake to make any declarations and to perform any acts required for the execution and the implementation of the Escrow Instructions.

4.2	Escrow Amount

On the Closing Date, the Purchaser will pay out of the Initial Purchase Price an amount of EUR 500,000 (in words: Euro five hundred thousand) ("Escrow Amount") into the escrow account established with the Trustee, as described in the Escrow Instructions ("Escrow Account"). The Escrow Amount shall serve as security for all claims of the Purchaser against the Sellers under or in connection with this Agreement.

4.3	Disbursements from the Escrow Account

The Escrow Amount, respectively the reduced Escrow Amount in the event of any claims of the Purchaser against the Seller, remains in the Escrow Account for a period of twelve (12) months as of the Closing Date and will be paid (i) to the Sellers after the expiry of the above period, including accrued interest, if and to the extent the Purchaser did not bring any claims against any of the Sellers or the Sellers under or in connection with this Agreement before the competent arbitral tribunal according to Section 11.11 or, to the extent another court is competent under this Agreement, before such court, and (ii) to the Purchaser, including accrued interest, upon presentation of a final and binding arbitral award or judgment against any of the Seller or the Sellers regarding any claims under or in connection with this Agreement or a corresponding settlement between the affected Parties. Otherwise the Parties may dispose of the Escrow Amount by corresponding written instructions to the Trustee.

The Parties undertake to make any declarations to the Trustee and to perform any acts required for the disbursement of the Escrow Amount to the respective Party according to the provisions of this Agreement.

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4.4	Trustee Costs

The Parties bear the Trustee's costs in equal portions to the extent such costs are not covered by accrued interest on the Escrow Amount.

5.	Closing

5.1	Simultaneous Signing and Closing

The signing and closing of this Agreement shall occur on the same date ("Closing Date") and shall take place at the offices of the officiating Notary in Essen or at such other location as mutually agreed upon by the Parties, where the Closing Actions, the occurrence of which in their entirety shall constitute the "Closing", shall be taken as set forth in Section 5.2 below.

5.2	Actions prior to Signing and Closing

Prior to the date hereof, the Sellers have taken the following actions, or cause those actions to be taken:

5.2.1	Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, and the German Target have entered into the amendment agreement to the lease agreement for the lease of office, production and storage spaces (including 12 parking lots) at Kreuzsteinstraße 1a, Nuremberg, Germany, dated 7 February 1995 (as amended on 21 January 2004) as attached hereto as Schedule 5.2.1, providing the German Target with the right to terminate the lease agreement by two months' written notice to the end of any month.

5.2.2	Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, has transferred to the German Target, and the Sellers have initiated the re-registration process with the German Patent and Trademark Office to register the German Target as owner of, any Intellectual Property Rights as shown in Schedule 5.2.2.

5.2.3	Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, has transferred to the German Target the assets pertaining to the business of the German Target as shown in Schedule 5.2.3.

5.2.4	Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, and the German Target have terminated the intellectual property license agreement regarding the licensing of certain Intellectual Property with effect as of the 30 June 2013 in connection with the transfer of such Intellectual Property as set out in Section 5.2.2 and no liabilities remaining on the German Target, and to consent to the transfer of EP 1 196 747 by the German Target to Beru AG under the technology transfer and patent acquisition agreement dated 22/23 June 2009. The approval of Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, is attached hereto as Schedule 5.2.4.

5.2.5	The Sellers have terminated their respective managing director services agreements with the Targets with no further liability attached to the Targets and resigned from their position as managing directors of each Target with effect as of the Closing Date. The documents evidencing the aforementioned transactions are attached hereto as Schedule 5.2.4.

5.2.6	The Targets, the Sellers and its affiliates, including Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, have fully settled any outstanding intra-group balances existing among themselves, including without limitation any balances existing between the Targets, prior to the date hereof without any obligation remaining on the part of any Target vis-à-vis the Sellers or their respective affiliates.

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At Closing, the Sellers shall demonstrate to the Purchaser originals of the documentation referred to above and in Section 2.4.1 and shall provide evidence to the satisfaction of the Purchaser that all intra-group balances among the Targets, the Sellers and its affiliates, including Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, have been fully settled prior to the date hereof.

5.3	Closing Actions

On the Closing Date, the Parties shall take the following actions, or cause those actions to be taken (collectively, the "Closing Actions" and each a "Closing Action") in the order set out below:

5.3.1	The Purchaser shall pay to the Sellers the Initial Purchase Price less the Escrow Amount pursuant to Section 3.4.1.

5.3.2	The Purchaser shall pay the Escrow Amount in the Escrow Account.

5.3.3	The Parties shall execute the Escrow Instructions with the Trustee.

5.3.4	The Sellers shall execute the Local Corporate Waivers and the Parties shall enter into the Local Transfer Deed, and the Sellers, Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, and H-Tech BT, Hungary, shall waive any and all present or future claims (irrespective on which legal ground they are based and whether they are known or unknown) they may have against the Targets, including, without limitation, any claims they may have pursuant to the shareholders' resolution of the German Target dated 10 January 2011, but excluding any claims Vermietungsgemeinschaft Dr. Zitzmann und Bernitz, Nuremberg, and H-Tech BT, Hungary, may have under the present lease agreements with the Targets, essentially in the form as attached hereto as Schedule 5.3.4.

5.3.5	The Purchaser and the Seller shall collectively adopt a shareholders' resolution regarding the removal of the incumbent management and the appointment of the new managing directors of each Target, substantially in the form as attached hereto as Schedule 5.3.5.

5.3.6	Each Seller shall enter with the German Target into the respective employment agreement in the form as attached hereto as Schedule 5.3.6.

5.3.7	The Parties shall enter into the arbitration agreement attached hereto as Schedule 11.11.6.

The Closing Actions shall be taken, and deemed to be taken, simultaneously (Zug um Zug).

6.	Guarantees of the SelleRS

6.1	Independent Guarantee Undertaking

6.1.1	The Sellers hereby guarantee to the Purchaser in the form of an independent guarantee undertaking (selbständiges Garantieversprechen) pursuant to section 311 paragraph 1 of the German Civil Code that the statements set forth in this Section 6 (collectively the "Sellers' Guarantees" and each a "Sellers' Guarantee") are true and correct on the Closing Date.

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6.1.2	The scope and content of the Sellers' Guarantee contained in this Section 6, as well as each Seller's liability arising therefrom shall be exclusively defined by the provisions of this Agreement (including, without limitation, the limitations on the Purchaser's rights and remedies set forth in Section 7 below), which shall be an integral part of the Sellers' Guarantees, and no Guarantee of the Sellers shall be construed as a guarantee (Garantie für die Beschaffenheit der Sache oder Haltbarkeit der Sache) of the Sellers within the meaning of sections 443 and 444 of the German Civil Code.

6.1.3	For the purpose of this Agreement, "Sellers' Knowledge" means the actual knowledge (positive Kenntnis) as well as the knowledge implied by reasonable inquiry (Kennenmüssen) of any Seller as of the date hereof.

6.2	Sellers' Guarantees

6.2.1	Corporate Status and Legal Authorization

The Sellers have all requisite powers and authority to execute, deliver, and perform this Agreement and each other document contemplated thereby and to perform the transactions contemplated by this Agreement. The consent of the spouse of HZ pursuant to section 1365 of the German Civil Code (BGB) is attached hereto as Schedule 6.2.1; the Parties understand that section 1365 BGB is not applicable to GB.

6.2.2	Binding Agreement

This Agreement and each other document contemplated hereby constitute legal, valid and binding obligations of the Sellers, enforceable against the Sellers under applicable laws in accordance with its respective terms.

6.2.3	No Violation

The execution and consummation of this Agreement by the Sellers and the performance of the transactions contemplated hereunder (i) do not violate any applicable law or any judicial or governmental order (gerichtliche oder behördliche Verfügung) by which any of the Sellers is bound, (ii) and do not require any approvals, consents or permits. There are no proceedings or investigations whatsoever pending or threatened against any of the Sellers or its respective affiliates which would prevent or materially delay the consummation of the transaction contemplated under this Agreement.

6.2.4	Corporate Status

6.2.4.1	Each Target is duly established and validly existing under the laws of its respective place of incorporation with full power and authority to own, lease and operate its respective business and properties.

6.2.4.2	No Target is a party to any joint venture, consortium, partnership or other syndicate, and does not own, directly or indirectly, any capital stock, shares, interests, participations or other shareholding in any other company or business enterprise.

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6.2.4.3	The copies attached hereto as Schedule 6.2.4.3 are the complete, up-to-date and correct articles of associations of the Targets as in effect as of the date hereof.

6.2.4.4	The document attached hereto as Schedule 6.2.4.4 is a copy of the commercial register excerpts of the Targets reflecting the recordings relevant to the respective Target as of the date hereof.

6.2.4.5	No bankruptcy, insolvency, judicial composition or comparable proceedings have been initiated or applied for under any applicable laws against the Targets or any of the Sellers, nor have any legal proceedings or other enforcement measures been initiated or applied for with respect to any property or other assets of the Targets or any of the Sellers. To the Sellers' Knowledge, there exist no circumstances that would justify the opening of such proceedings. No Target has ceased or suspended payments, and no debt settlement arrangement with respect to any Target, or other compromise or arrangement between any Target and any of its creditors, has been proposed or approved.

6.2.4.6	Other than the managing director services agreements between each Seller and the respective Targets, there exist no other agreements or contracts between the Targets, on the one hand, and the Sellers (or any of their affiliates or relatives), on the other hand. Any transactions between the Sellers (and their affiliates or relatives) and the Targets have been performed at arms' length.

6.2.5	Capitalization, The Shares

The statements made in the Background B and C are correct and accurate. The Sellers are the sole and unrestricted shareholders of the Targets. The Shares are validly issued, fully paid up and are free and clear of any encumbrances (Belastungen), security interests, and pending assignments and there are, at the Closing Date, no preemptive rights, rights of first refusal, claims, options, trust relationships or other rights of any third party with respect to the Shares (other than those which are waived by the Local Corporate Waivers in respect of the Kft Shares). There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) applicable to the Shares or obliging any Target to issue, deliver, sell or cause to be issued, delivered or sold, any additional quotas, shares or other equity interests in any Target, or obliging any Target to grant, extend or enter into any such agreement or commitment. Except as specifically provided in the articles of associations of any Target or in applicable rules of law, there are no rights of first refusal, pre-emptive rights or other similar agreements (whether by the Sellers or otherwise) obliging any Target or the Sellers to offer any quotas or shares to any person and none of the Shares were issued in violation of any pre-emptive or similar rights.

6.2.6	Financial Statements

6.2.6.1	Each Target's financial statements consisting of a balance sheet as of 31 December 2012, a profit and loss statement for the period between 1 January and 31 December 2012 and notes, which are attached as Schedule 6.2.6.1(1) (the "Financial Statements"), as well as each Target's interim financials consisting of a balance sheet as of 30 June 2013, a profit and loss statement for the period between 1 January and 30 June 2013, which are attached as Schedule 6.2.6.1(2) (the "Interim Financial Statements"), are consistent in all material respects with the books and records of the relevant Target and have been prepared in accordance with applicable local GAAP as consistently applied with past practice, maintaining the same accounting and valuation principles, methods and rules, and fairly present a true and fair view of the assets and liabilities (Vermögenslage), financial condition (Finanzlage) and results of operations (Ertragslage) of the relevant Target as of 31 December 2012 and 30 June 2013, respectively.

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6.2.6.2	The balance sheets included in the Financial Statements and the Interim Financial Statements are complete and correct with respect to the assets and liabilities items to be shown therein, including each specific amount. Nevertheless, the assets and other balance sheet items were capitalised only if and to the extent that mandatory law required it. Any permissible depreciations and value adjustments (Abschreibungen und Wertberichtigungen) and all accruals (Rückstellungen) were made to the maximum extent allowed by law. The results of the ordinary business operations (Ergebnis der ordentlichen Geschäftstätigkeit) of the Targets as defined in section 298 para. 1 in conjunction with section 275 para. 2 no. 14 or para. 3 no. 13 of the German Commercial Code (HGB) or other similar rules in applicable foreign jurisdictions were not influenced by any exceptional incidents. The risk involving future developments were accurately reflected in each case.

6.2.6.3	The books and documents of each Target are correct and complete and are duly kept in compliance with the applicable legal requirements. Above all, the Targets have always performed, both fully and properly, their duties of retention according to section 257 HGB and any comparable provisions under applicable foreign jurisdictions.

6.2.6.4	All accounts receivables reflected in the Financial Statements and the Interim Financial Statements resulted from bona fide sales transactions in the ordinary course of business on commercially reasonable terms. The accounts receivables which are reflected in the Interim Financial Statements are still outstanding or were collected and accounted for in the ordinary course of business and the specific value adjustments and the lump sum value adjustments made for them in the Interim Financial Statements are sufficient to cover any uncollectible accounts receivables.

6.2.6.5	As of the date hereof, the Targets do not have any liabilities (whether contingent, liquidated, known or unknown, matured or unmatured, determined or undetermined) other than those accounted or accrued for in their full amount in the Interim Financial Statements except for liabilities arising in the ordinary course of business in respect of regular obligations as of 30 April 2013.

6.2.6.6	None of the Targets has any liabilities (including contingent and unknown liabilities) from swaps, options or other derivatives.

6.2.6.7	No dividend, interim dividend or other distribution (including any advance payments for such distributions or any hidden distributions) has been made by the Targets other than indicated in the Financial Statement s and the Interim Financial Statements.

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6.2.7	Ordinary Course of Business

From 1 January 2012 until the date hereof, the business operations of the Targets have been conducted in the ordinary course of business and substantially in the same manner as before.

6.2.8	Tax

6.2.8.1	"Tax" or "Taxes" for the purposes of this Agreement shall mean all taxes, tax prepayments, social security contributions, duties, customs, public fees and charges, as well as levies of all kind, regardless of whether directly or indirectly owed, and any and all interest or special charges for late payment or late performance related to the aforementioned taxes, social security contributions, duties, public fees and charges, as well as levies of all kind.

6.2.8.2	Each Target has duly and timely prepared and filed (or has had timely filed on its behalf), in accordance with all applicable laws, all Tax returns, statements, reports, returns regarding social security contributions and forms required to be filed with respect to any Tax period ending prior to or on the Closing Date ("Tax Returns"). All such Tax Returns are true and correct in all material respects, and each Target has paid the Taxes shown on its Tax Returns or otherwise assessed, levied and due and payable by the respective Target, including related penalties and/or interest, if any, to the extent that such Taxes, penalties and/or interest have become due. There is no question relating to any such Tax Return or report that, if determined adversely to the Target, would result in the assertion of any deficiency for any Tax, interest or penalties of any kind. Each of the Targets has withheld and reclaimed any Taxes required to be withheld or reclaimed on or prior to the Closing Date and, if required, has paid or deposited such Taxes with the applicable taxing authorities. There is no liability for any Taxes due or owing from any predecessor company or any company merged with any of the Targets. There are no audits, actions, proceedings, investigations, claims or assessments pending or threatening with respect to Taxes payable by any Target. All Taxes of any Target that are due and payable have been timely paid in full. There are no outstanding waivers of any statute of limitations with respect to any extension of a period for the assessment of any Taxes.

6.2.8.3	As of the date hereof, there are no liens or perfected security interests on any of the assets of any Target that arose or to the Sellers' Knowledge are threatened in connection with any failure (or alleged failure) to pay any Tax or file any Tax return.

6.2.8.4	All claims and elections that have been made by any Target prior to the date hereof are valid and have been made within the statutory time limits, and none of the claims or elections is in dispute, or, to the Sellers' Knowledge, will be withdrawn.

6.2.8.5	As of the date hereof, no Target has received any written Tax ruling or entered into any written and legally binding agreement with a Tax authority, which would affect the Tax situation of any Target in any time period after the Closing Date. No Target has waived any statute of limitations in respect of Taxes or have agreed to or applied for any extension of time with respect to a Tax assessment or deficiency.

6.2.8.6	Each Target has and will have, prior to the Closing Date, preserved and retained complete Tax records to the extent required by law.

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6.2.8.7	Prior to the Closing Date, no Target has been a party to any scheme or arrangement the main purpose of which was to avoid Taxes.

6.2.9	Real Estate

6.2.9.1	No Target owns real property.

6.2.9.2	Schedule 6.2.9.2 contains a complete and correct list of all real property lease agreements entered into by any Target ("Leases"). The Leases have not been cancelled, otherwise terminated or materially amended or modified within the past twelve (12) months prior to the date hereof, except as otherwise set forth in Schedule 6.2.9.2.

6.2.9.3	The possession and quiet enjoyment of the leased real property by the Targets has not been disturbed and there are no legal disputes pending or threatened with respect to the Leases or the use or the occupancy of the leased real property or the operation of any Target's business thereon. Neither any Target nor any other party to the Leases is in material breach or default under such Leases, and no event has occurred or circumstances exist, which, with the delivery of notice, the passage of time or both would constitute such a breach or default or cause or permit the termination, modification or acceleration of rent under such Leases.

6.2.9.4	No security deposit or portion thereof deposited with respect to the Leases has been applied in respect of a breach or default under such Lease which has not been re-deposited in full and no Target owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to the Leases.

6.2.9.5	No Target has subleased, licensed or otherwise granted any person the right to use or occupy the leased real property or any portion thereof and no Target has assigned as collateral or granted any other security interest in the Leases or any interest therein. No Target has received any written notice from any local or central governmental authority that materially restricts the use of any leased or otherwise used real property. There is no easement, right-of-way agreement, license, sublease, occupancy agreement or like instrument with respect to any of the above real property that would have a material adverse effect on any of the Targets use of such real property.

6.2.9.6	The consummation of the transactions contemplated herein does not require the consent of any party to such Lease, will not result in a breach or default under such Lease, or cause such Lease to cease to be valid and enforceable and will not give the respective counterparty to the Leases any right to terminate or modify the respective Leases.

6.2.10	Environmental

6.2.10.1	The Targets hold all environmental permits necessary for the conduct of their respective business on the leased real property and are in all material aspects in compliance with all such environmental permits.

6.2.10.2	There are no pending administrative (verwaltungsrechtliche), criminal (strafrechtliche) or civil (zivilrechtliche) court proceedings regarding any alleged non-compliance by the Targets with environmental laws, or regarding any alleged release of Hazardous Materials. There are no threatened proceedings or circumstances that would lead to any such proceedings against any of the Targets or that would lead to the obligation to remove any contamination on the leased real property. The Targets are and at all times have been in all material respects in compliance with all applicable environmental laws, including without limitation, as may be applicable to the ownership, use, occupation, control, possession and rental of all prior and current real estate or facilities that are or were owned, possessed or used by the Targets.

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6.2.10.3	No equipment or improvements used in the operations of the Targets presently require or may require any expenditure of funds or any removal, closure, updating, modification or replacement to comply with environmental laws and licenses. To the Sellers' Knowledge, no release of Hazardous Materials has migrated to or from, or threatens to migrate to or from, the soil, surface water, or groundwater of any current facility. To the Sellers' Knowledge, there are no conditions existing at any site to which the Targets have sent Hazardous Materials at any time for transportation, transfer, recycling, treatment, storage, or disposal, which require any investigation, remedial action, removal action, corrective action, or other environmental response action pursuant to environmental laws.

6.2.10.4	The Targets have not concluded any agreements under public or private law regarding the treatment or removal of any damage to the environment and are not in the process of negotiating any such agreements.

6.2.10.5	"Hazardous Materials" for the purposes of this Section 6.2.10 shall mean any substance, waste, material, chemical, compound or mixture which is defined, listed, designated, described or characterized under environmental laws or under any rules, guidances, policies, or regulations promulgated thereunder, as hazardous, toxic, a contaminant, a pollutant or words of similar import, and includes without limitation any asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction or distillate thereof), natural gas, natural gas liquids, and liquefied natural gas.

6.2.11	Fixed Assets

6.2.11.1	Each Target is the legal and beneficial owner of all fixed assets and inventories which are necessary to conduct its business as conducted as at the Closing Date and is the legal and beneficial owner of all fixed assets reflected in the Interim Financial Statements or acquired since 1 January 2013 (including the fixed assets acquired in accordance with Section 5.2.3), except for fixed assets and inventories which (i) have been disposed of in the ordinary course of business or (ii) are subject to (x) customary retention of title arrangements, (y) statutory liens or (z) any security rights disclosed in the Interim Financial Statements, or (iii) are currently used by any Target by virtue of lease or sublease agreements as set forth in Schedule 6.2.11.1.

6.2.11.2	Subject to the limitations set forth in Section 6.2.11.1, each Target is free to dispose of its assets and inventories in any manner, and no such disposition violates any obligation of any Target. The assets and inventories owned by the Targets are sufficient to conduct the business of the relevant Target as currently conducted.

6.2.11.3	The fixed assets and inventories owned or used by any Target consist of items of good and usable quality fit for the purpose for which they were procured and all routine maintenance has been performed when due and no capital expenditures relating to the fixed assets have been deferred. None of the fixed assets or inventories (legally or beneficially) owned by any Target are damaged, or defective, except to the extent such items of fixed assets have been depreciated in accordance with applicable German GAAP, consistently applied, or for which adequate reserves have been provided in the Interim Financial Statements.

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6.2.12	Intellectual Property Rights

6.2.12.1	"Intellectual Property Rights" shall mean any and all intellectual property rights and similar rights, regardless of whether registered in a public register or whether registrable, as well as - where appropriate - any applications with respect to such rights, including, without limitation, patents, trademarks, utility models, design patents, domain names and copyrights. "Know-How" shall mean all information not present in the public domain (held in whatever form, including, without limitation, information comprised in or derived from formulae, designs, specifications, drawings, component lists, manuals, instructions) relating to the business of an undertaking (including, without limitation, procurement, research and development, information technology, quality management, marketing, logistics, sales and distribution and customer relationship).

6.2.12.2	Schedule 6.2.12.2 sets forth a complete and correct list of all Intellectual Property Rights owned by any Target, including, without limitation, the Intellectual Property Rights acquired in accordance with Section 5.2.2 (the "Owned Intellectual Property"). The Owned Intellectual Property is valid, subsisting and enforceable and all renewal fees have been paid and other administrative steps have been taken which are required for the registration or maintenance of the Owned Intellectual Property to the extent they are registered or eligible for registration. Each Target has taken all necessary steps to maintain and protect the Owned Intellectual Property owned by them, and to the Sellers' Knowledge no third party has challenged the same. At any time, each Target has adequately protected the Know-How relating to its business as described under Schedule 6.2.12.2 (the "Target's Know-How") against access by the respective Target's competitors.

6.2.12.3	No Target uses and needs any Intellectual Property Rights for its business operations to the extent and in the manner as heretofore operated other than the Owned Intellectual Property and the Targets' Know-How.

6.2.12.4	No Target has licensed-in from any third party any Intellectual Property Rights.

6.2.12.5	None of the Owned Intellectual Property or Targets' Know-How is subject to any litigation or administrative proceedings, and, to the Sellers' Knowledge, there exist no circumstances which would justify such litigation or proceedings in the future. To the Sellers' Knowledge, no third party is infringing, misappropriating or otherwise violating any Intellectual Property Rights owned by any Target or the Target's Know-How. Each Target, in the conduct of its business, does not infringe, misappropriate or otherwise violate the Intellectual Property Rights or Know-How of any third party and has not done so during the past five years prior to the Closing Date. There is no claim pending or threatened regarding the foregoing, and no third party has asserted any claim regarding the foregoing (including, without limitation, through any demand letter or offer to license any Intellectual Property Rights).

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6.2.12.6	The computer systems, including the software, hardware, networks and interfaces used by any Target (collectively the "Systems") are sufficient for their respective current business operations. All Systems are owned or licensed to, as the case may be, and operated by any Target and are under their respective sole control. No Systems have experienced any breakdowns or usage failures in the past twelve (12) months prior to the Closing Date that have caused a material interruption of the business operations of any Target at one or several operational sites.

6.2.12.7	Without limiting the generality of the foregoing, each Target has all right, title and interest in and to all Intellectual Property Rights developed by its employees.

6.2.13	Contracts

6.2.13.1	All contracts entered into by any Target ("Contract(s)") are valid, binding and enforceable in accordance with its respective terms with regard to the obligations of the other party thereto and were entered in the ordinary course of business. Each of the Contracts shall be in full force and effect without penalty in accordance with its terms upon Closing; in particular, none of the Contracts contains any change of control provisions.

6.2.13.2	Each Target has performed all material obligations required to be performed by them when due and are not in breach of, nor have received any third party’s claim for a breach of any Contract and, to the Sellers' Knowledge, there is no breach or cancellation or anticipated breach or cancellation by any of the respective other parties to any Contract.

6.2.13.3	There have been no written or oral amendments or waivers with respect to any Contract.

6.2.14	Employees

6.2.14.1	Schedule 6.2.14 includes a list of all employees of the Targets at the date hereof ("Employee(s)") and correctly indicates the date of commencement of their employment, salary, position, and any special benefits. There is no other individual (whether former Employee or not) having a right or claim to be considered an Employee. At the date hereof, none of the Employees has communicated his or her intention to terminate nor has been served with notice to terminate their employment by any Target. There is no term of employment for any Employee which provides that a change of control in any Target shall entitle the Employee to treat the change of control as amounting to a breach of contract or entitling him to any benefit or modification of the terms of employment or payment whatsoever, or entitling him to treat himself as redundant or otherwise dismissed or released from any obligation.

6.2.14.2	Other than statutory pension rights, no pension or retirement schemes or similar commitments or arrangements with any Employees exist or have been made or promised by any Target. No Target has works council or is a member of any employers association or bound by any collective bargaining agreements or shop agreements.

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6.2.14.3	Each Target has in the last three fiscal years prior to the date hereof not experienced, and to the Sellers' Knowledge there is not threatened, any strike, work stoppage or other collective labour or works council controversy or dispute of any material nature.

6.2.14.4	Each Target is in material compliance with all laws and regulations dealing with employment matters, including, but not limited to, wages, hours, vacation, working conditions for its Employees, hiring of disabled workers and fixed term employment agreements. All compensation and withholding obligations of any Target to or in respect of its current and former Employees have been fulfilled when due or have been properly provided for in the Interim Financial Statements. No Target employs any Employees, who are deemed false self-employees (Scheinselbständige) under German law and other applicable laws.

6.2.14.5	There is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or to the Sellers' Knowledge threatened in any forum, relating to an alleged violation or breach by any Target (or the Employees) of any law, regulation or contract and no Employee has committed any act or omission giving rise to liability for any violation or breach of such type.

6.2.15	Permits and Licenses, Compliance with Laws

6.2.15.1	Each Target holds all permits, concessions and licenses, which are required under applicable laws in order to conduct its business as presently conducted. Each Target conducts its business in material compliance with all permits, concessions and licenses, which are required under applicable laws.

6.2.15.2	To the Sellers' Knowledge, there are no threats of any revocations or restriction or subsequent orders relating to any such permits, concessions or licenses.

6.2.15.3	Each Target is, and has always been conducted in full compliance with all applicable permits, concessions and licenses and any regulations applicable to the business of the relevant Target (including, without limitation, regulations regarding safety, occupational health and safety). None of the products or services delivered or rendered by any Target contravene or violate any applicable regulations.

6.2.15.4	No Target is restricted by any agreement from carrying on their business in any geographic area, product line, product segment, customer segment or critical product component.

6.2.15.5	Each Target and its respective officers and employees, within the exercise of the respective Target's business, have always fully complied with applicable European Union and German antitrust laws.

6.2.15.6	Each Target has filed or caused to be filed all reports, notifications and filings with, and has paid all regulatory fees to, the applicable governmental entity necessary to maintain all of the permits in full force and effect. As of the date of this Agreement, no Target has received any written notice of a proceeding by a governmental entity relating to the revocation, cancellation or termination of any permit.

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6.2.15.7	Neither any Target nor any of its directors, officers, agents or employees has, for or on behalf any Target, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns.

6.2.15.8	To the Sellers' Knowledge, no employee has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any law by any Target.

6.2.16	Major Customers and Suppliers, Product Liability

6.2.16.1	Schedule 6.2.16.1 contains a list of the respective Target's TOP 5 customers and suppliers as measured by the business volume for fiscal year 2012. No such supplier or customer has during the last two (2) years materially decreased or limited or threatened to materially decrease or limit, its provision or receipt of services or supplies to or from any of the Targets. No termination, cancellation or material limitation of, or any material modification or change in, the business relationship of any of the Targets has occurred or has been threatened by any such supplier or customer.

6.2.16.2	There have been no claims raised by any customer of any of the Targets in the last two (2) years prior to the Signing Date with respect to any defective products sold and/or manufactured by any of the Targets, and the Sellers are not aware of any such defective products, from which it could be assumed that the components or the design of the relevant product or the production process itself is defective or not in accordance with applicable industry standards. No customer claims with respect to any defective products exceeding an amount of EUR 500 per single event and customer and EUR 5,000 in the aggregate per all customers are currently pending against any of the Targets.

6.2.17	Litigation

At the date hereof, no pending and threatened cases of litigation, either before a court or an arbitral tribunal, and administrative proceedings in which the Targets are involved, either as plaintiff, defendant or otherwise, as well as any settlement agreements under which any obligations are outstanding or continuing. To the Sellers' Knowledge, there is no reason to believe that any other litigation, claim or proceedings may be brought or threatened against any Target.

6.2.18	Insurance

Each Target is in possession of the insurance policies as listed in Schedule 6.2.18. All such insurance agreements have been in full force and effect and have been adequate for the operation of the business of the relevant Target for the last five years up to and including the Closing Date. All insurance premiums due thereon have been timely paid in full when due, and no notice of cancellation or termination thereof has been received by any Target. No outstanding claims are pending under any insurance policy. No Target has made or received any cancellation or termination of any insurance, which has not been substituted by an equivalent new insurance.

6.2.19	No Finder’s Fee

No Target has incurred any obligation nor is it liable for brokerage or finders’ fees or agents’ commissions or similar payments to be made in connection with the transactions contemplated by this Agreement.

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6.2.20	Correctness of Information

All information supplied to the Purchaser and its advisors by the Sellers or the Targets prior to the date hereof is correct, complete and not misleading. Any facts relating to the Shares, the Targets and their respective business operations which a prudent business person would in its reasonable judgment consider important in order to be able to properly evaluate the chances and risks involved in the acquisition of the Targets have been fully disclosed to the Purchaser.

7.	Remedies

7.1	Restitution in Kind and Losses

7.1.1	If and to the extent any of the statements made in the Sellers' Guarantees set forth in Section 6 is untrue, incomplete or inaccurate, or if the Seller breaches any of its obligations under this Agreement ("Breach"), the Sellers - being jointly and severally liable (haften gesamtschuldernisch) - shall put the Purchaser in the position in which the Purchaser would be in had the Breach not occurred (Naturalrestitution) or – at the election of the Purchaser - the Sellers shall pay monetary damages (Schadensersatz in Geld) to the Purchaser for Losses (as defined below) suffered by the Purchaser as a result of such Breach, in each case subject to the limitations set forth in this Agreement.

7.1.2	For the purpose of this Agreement, "Losses" shall mean any and all liabilities, reasonable costs and expenses and other damages within the meaning of sections 249 et seq. of the German Civil Code (BGB).

7.1.3	Any indemnification payments made by the Seller(s) pursuant to this Agreement shall be treated as an adjustment of the Final Purchase Price.

7.2	Exclusion of Sellers' Liability

The Sellers shall not be liable for a Breach of the Sellers' Guarantees if and to the extent that

7.2.1	either the Purchaser, or (following the Closing Date) its respective representatives have caused or participated in causing (verursacht oder mitverursacht) or have aggravated such Breach of the Sellers' Guarantees or any Losses resulting therefrom or failed to mitigate Losses pursuant to Section 254 of the German Civil Code (BGB); or

7.2.2	the matter underlying the Breach of the Sellers' Guarantees has been expressly and specifically taken into account in the Interim Financial Statements as a write-off (Abschreibung), value adjustment (Wertberichtigung), liability (Verbindlichkeit) or provision (Rückstellung), excluding general adjustments (e.g., Pauschalwertberichtigungen) or provisions were made therein for the relevant risk category.

7.3	Limitation of Liability

The Seller's aggregate liability for any Breaches of the Sellers' Guarantees shall be limited to the amount of EUR 1,000,000 (in words: Euro one million), provided however that the Sellers' aggregate liability for any Breaches of the Sellers' Guarantees pursuant to Sections 6.2.1, 6.2.2, 6.2.3, 6.2.4, 6.2.5, 6.2.6, 6.2.7 and 6.2.10 shall be limited to the amount of the Final Purchase Price. The limitation of liability set forth in this Section 7.3 shall not apply to any claims, rights and remedies based on gross negligence, fraud (arglistige Täuschung) or willful misconduct (Vorsatz).

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7.4	Limitation period

7.4.1	Any claims of the Purchaser arising under this Section 7 shall be time-barred (verjähren) upon expiration of a period of twelve (12) months after the Closing Date, except as otherwise set forth in Sections 7.4.2 and 7.4.3.

7.4.2	All claims of the Purchaser for the Breach of the Sellers' Guarantees contained in Sections 6.2.1, 6.2.2, 6.2.3, 6.2.4, 6.2.5, 6.2.6 and 6.2.10 shall be time-barred upon expiration of a period of five (5) years after the Closing Date.

7.4.3	All claims of the Purchaser for the Breach of the Sellers' Guarantees contained in Section 6.2.7 shall be time-barred upon the expiration of a period of six (6) months after the competent tax authorities have made a final and binding tax assessment (formell und materiell bestandskräftig) with respect to the facts giving rise to such claims or in accordance with the statutory provisions.

7.4.4	The claims arising as a result of intentional breaches (Vorsatz) within the meaning of Section 202 of the German Civil Code (BGB) shall be time-barred upon expiry of the statutory time limitation period.

7.5	Exclusion of Statutory Warranty Regime

7.5.1	The remedies which the Purchaser and the Guarantor may have against the Seller for a Breach of the Sellers' Guarantees shall solely be governed by this Agreement and shall be the exclusive remedies available to the Purchaser and the Purchaser, to the extent permitted by law, agrees to accept the Shares without relying upon any express or implied representations or warranties of any nature. The foregoing sentence shall not apply to any claims, rights and remedies based on gross negligence, fraud (arglistige Täuschung) or willful misconduct (Vorsatz) by any of the Sellers.

7.5.2	Section 442 of the Germany Civil Code (BGB) and Section 377 of the German Commercial Code (HGB) are hereby expressly excluded.

8.	Third Party Claims

In the event of any claim, action, suit or proceeding, including audits and examinations, asserted or initiated against the Purchaser and/or any of the Targets to which Sellers may be liable under this Agreement ("Third Party Claim"), the Purchaser will inform the Sellers within a reasonable period of time in writing of any such Third Party Claim. To the extent the participation of the Sellers is, in the discretion of the Purchaser, useful and/or required to defend the Third Party Claim, the Purchaser will request the Sellers to participate, and, to the maximum extent permitted by law, join, at their own cost, in the defense of the relevant Third Party Claim. To this end, the Purchaser will provide the Sellers copies of all documents setting forth the Third Party Claim and its underlying facts and circumstances and request from the Sellers their respective legal and factual view on the circumstances underlying the Third Party Claim. Without the prior approval and the giving of instructions by the Purchaser, the Sellers shall not be entitled to conduct any direct negotiations or discussions with the third party raising the Third Party Claim.

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9.	Tax Indemnity And Other INDEMNITIES

9.1	Indemnity

The Sellers as joint and several debtors hereby indemnify and hold harmless the Purchaser or, at the election of the Purchaser, the relevant Target from and against:

9.1.1	all Taxes not yet paid, to the extent such Taxes have not been included in the Closing Date Balance Sheet as an accrual, which have been or will be assessed against any of the Targets and that relate to the period prior to and including the Closing Date or that result from actions taken prior to or on the Closing Date; and

9.1.2	any secondary liability against any of the Targets for Taxes which relate to the period prior to and including the Closing Date or that result from actions taken prior to or on the Closing Date.

9.2	Duty to Inform

9.2.1	The Purchaser will inform the Sellers regarding the initiation of a field audit or other procedures conducted on any of the Targets that could result in a claim according to Section 9.1. Section 8 applies accordingly.

9.2.2	Upon request of the Sellers, the Purchaser will provide the Sellers with copies of the Tax Returns of the relevant Target for the periods prior to and including the Closing Date.

9.3	Due date

The Sellers' obligation to settle any of the Purchaser's claims pursuant to Section 9.1 shall become due and payable ten (10) Business Days after the relevant Target has received a Tax notice from the competent Tax authorities which gives rise to the Purchaser's claims pursuant to Section 9.1.

9.4	Limitation Period

The Purchaser's claims pursuant to Section 9.1 become time-barred six (6) months after the tax assessment for the relevant Tax has become final and non-appealable (materiell und formell bestanskräftig).

9.5	Indemnity regarding the Potential Repayment of Subsidies and HR Compliance

9.5.1	The Sellers as joint and several debtors hereby indemnify and hold harmless the Purchaser or, at the election of the Purchaser, the Hungarian Target from and against any claims, actions, damages, losses, costs and expenses (including reasonable attorneys' fees) resulting from or in connection with the potential obligation of the Hungarian Target to repay any subsidies granted to the Hungarian Target by the Hungarian National Development Agency under an agreement dated 11 October 2011 (GOP-2.1.1.-11/A-2011-0906) due to the transactions contemplated under this Agreement.

9.5.2	The Sellers as joint and several debtors hereby indemnify and hold harmless the Purchaser or, at the election of the Purchaser, the Hungarian Target from and against any claims, actions, damages, losses, costs and expenses (including reasonable attorneys' fees) resulting from or in connection with the potential non-compliance of the Hungarian Target with Hungarian employment laws, in particular, the practice of the Hungarian Target to conclude fixed-term contracts with its employees and to extend them on a month by month basis.

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10.	Non-Compete and Non-Solicitation

10.1	Non-Compete

For a period of three (3) years after Closing, the Sellers and their respective affiliates shall not anywhere in the world engage, manage, operate, join in the management or operation with or provide marketing, research or support or other professional services to any person in any area in which any of the Targets has conducted business prior to the Closing Date or engage in any activity which would, directly or indirectly, compete with or result in competition with the business operations of any of the Targets as being continued by the Purchaser as of the Closing Date.

For a period of three (3) years after Closing, the Sellers and their respective affiliates shall not establish or acquire a participation or interest in any way whatsoever, directly or indirectly, in any business or business entity (except as the holder of less than 1% of the issued and outstanding stock of a publicly held corporation) which would, directly or indirectly, compete with the business operations of any the Targets as conducted as at the Closing Date. The Sellers hereby guarantee that none of their respective affiliates will breach the covenant of this Section 10.1.

10.2	Non-Solicitation

The Sellers and their respective affiliates shall not, directly or indirectly, acting alone, as a member of any partnership or other business entity, as a holder of capital stock of any class of any corporation or other business entity (except as the holder of less than 1% of the issued and outstanding stock of a publicly held corporation) for a period of three (3) years after the Closing Date, solicit or hire for employment any current or future employee of any of the Targets and the Purchaser, respectively. The Sellers hereby guarantee that none of their respective affiliates will breach the covenant of this Section 10.2.

10.3	Penalty

In case of a breach of the covenants set forth in Section 10.1 or 10.2 by any Seller or any of his affiliates, the Purchaser may request that the relevant Seller, or any of his affiliates causing the breach, refrains from the current breach and any such breaches in the future. In addition, the Seller concerned shall pay to the Purchaser for each breach of any covenant set forth in Section 10.1 or 10.2 a contractual penalty in the amount of EUR 250,000. In the event of a continuing violation, for each additional month that the violation continues, the Seller concerned shall pay a further contractual penalty in the amount of EUR 50,000. The claiming of further damages for any losses incurred by the Purchaser and/or any other affiliate of the Purchaser due to actions prohibited by the aforesaid covenants shall remain unaffected.

11.	Final Provisions

11.1	Notices

All notices, requests and other communications hereunder shall be made in writing in the English language and shall be delivered by hand, by facsimile, certified mail or reputable courier to the following addresses, or to such other recipients or addresses which may be designated by the respective Party to the other Parties in the same manner:

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11.1.1	To the Purchaser:

MEAS Deutschland GmbH
Attn: Dirk Enderlein, Mark Schlüter
Hauert 13
44227 Dortmund
Germany
Facsimile: +49 (0)231-9740-489

with a copy (which shall not constitute notice) to:

DLA Piper UK LLP
Attn: Dr. Christoph Papenheim
Westhafenplatz 1
60327 Frankfurt am Main
Germany
Facsimile: +49 (0)69 271 33 161

11.1.2	To HZ:

Dr. Heinrich Zitzmann
Blütenweg 14
91207 Lauf a.d. Pegnitz
Germany
Facsimile (Sensotherm): +49 (0)911 62 00 223

11.1.3	To GB:

Georg Bernitz
Vordere Markstrasse 9
990441 Nuremberg
Germany
Facsimile (Sensotherm): +49 (0)911 62 00 223

11.2	Costs and Expenses

The Purchaser shall bear any and all transfer taxes (including real estate transfer taxes), stamp duties, fees in connection with the execution of this Agreement, including notary fees (if any), and the implementation of the transactions contemplated hereby. Each Party shall pay its own expenses, including the costs of its advisors, incurred in connection with the preparation of this Agreement.

11.3	Further Assurances

Subject to the terms and conditions of this Agreement, the Parties will use reasonable efforts to execute, or cause to be executed, all agreements and documents and to take, or cause to be taken, all other actions necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

11.4	Public Disclosure; Confidentiality

Each Party shall keep confidential and not disclose to any third party the contents of this Agreement and any confidential information regarding any other Party disclosed to it in connection with this Agreement or its implementation, except as expressly agreed upon with the other Parties and except as may be required in order to comply with the requirements of any applicable laws or the rules and regulations of any stock exchange upon which any securities of the relevant Party or any of its affiliates are listed. The Purchaser shall be entitled to make a press release or similar public announcement with respect to this Agreement or the transactions contemplated hereby upon signing of this Agreement.

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11.5	Schedules

All Schedules to this Agreement constitute an integral part of this Agreement and any reference to this Agreement shall be a reference to this Agreement and the Schedules as a whole. In the case of a conflict between any Schedule and the provisions of this Agreement, the provisions of this Agreement shall prevail.

11.6	Entire Agreement

This Agreement (together with all Schedules hereto) shall comprise the entire agreement between the Parties concerning the subject matter hereof and shall supersede and replace all prior oral and written declarations of intention made by the Parties in respect thereof. There are no side agreements to this Agreement except where expressly referenced herein.

11.7	Amendments and Waivers

Any amendment or supplement to or modification of this Agreement (together with all Schedules hereto), including this provision, shall be valid only if made in writing, except where a stricter form (e.g., notarization) is required under applicable mandatory law.

11.8	German Terms

If provisions in this Agreement include English terms after which, in either the same provision or elsewhere in this Agreement, German terms have been inserted in brackets and/or italics, the respective German terms alone and not the English terms shall be authoritative for the interpretation of the respective provisions.

11.9	Relation of the Parties

Wherever in this Agreement the term "a Party" or "one Party" is used in contrast to "another Party" or "the other Party" or with a similar expression, the Sellers are considered one Party as opposed to the Purchaser as the other Party and vice versa.

11.10	Governing Law

Save for the transfer of the Kft Shares which shall be governed by the laws of Hungary, this Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws and excluding any applications of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980.

11.11	Dispute Resolution, Arbitration

11.11.1	All disputes, controversies or differences arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination ("Disputes") shall be settled amicably by negotiation between the Parties within thirty (30) Business Days from the date of written notice of either Party of the existence of such dispute.

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11.11.2	Failing such amicable settlement, all Disputes shall be finally settled under the Arbitration Rules of the German Institution of Arbitration e.V. (Deutsche Institution für Schiedsgerichtsbarkeit e.V., "DIS") applicable at the time of the initiation of the arbitration proceedings without recourse to the ordinary courts of law. The arbitral tribunal shall consist of one arbitrator. The arbitrator shall be eligible for the office of a judge in Germany, of age 50 years or older, and shall have significant experience in the M&A business. The arbitrator may also finally resolve upon the validity of this arbitration agreement. Temporary relief (einstweiliger Rechtsschutz) before the courts of the competent jurisdiction shall remain unaffected.

11.11.3	The place of arbitration is Frankfurt am Main, Germany. Unless the Parties agree otherwise, the procedural law of this place shall apply where the above mentioned arbitration rules of DIS are silent. The language of the arbitral proceedings is English, provided, however, that any documents originating in the German language need not be translated.

11.11.4	The arbitration court shall also decide on the liability for the costs of the arbitration proceeding including the reimbursement of reasonable attorney fees.

11.11.5	In the event that mandatory rules of the applicable law require any matter arising out of or in connection with this Agreement and its execution to be decided upon by an ordinary court of law, the competent courts in Frankfurt am Main shall have exclusive jurisdiction.

11.11.6	On the Closing Date, the Parties shall enter into the arbitration agreement attached hereto as Schedule 11.11.6.

11.12	Assignments; Third Party Beneficiaries

Except as expressly set forth in this Agreement the Parties may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other Party. Neither this Agreement nor any provision contained in this Agreement is intended to confer any rights or remedies upon any person or entity other than the Parties, unless otherwise stated herein.

11.13	No Interferences

The Purchaser and the Sellers shall not, and shall cause their affiliates not to, enter into any transaction, which may prevent, delay or interfere with the consummation of the transactions contemplated by this Agreement.

11.14	Severability

Should any provision of this Agreement be or become, or be deemed to be or become, invalid or unenforceable as a whole or in part, the validity and enforceability of the remaining provisions shall not be affected thereby. Any such invalid or unenforceable provision shall, to the extent permitted by law, be deemed replaced by such valid and enforceable provision as comes closest to the economic intent and purpose of such invalid or unenforceable provision. The same shall apply in the event that this Agreement contains any gaps (Vertragslücken). The Parties are aware of the decision of the Federal Supreme Court (Bundesgerichtshof) of September 24, 2002. However, it is the express intent of the Parties that this Section 11.14 shall not be construed as a mere reversal of the burden of proof (Beweislastumkehr) but rather as a contractual exclusion of Section 139 of the German Civil Code (BGB) in its entirety.

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The Notary instructed the appeared that

he will give notice of the recording of the present Agreement to the competent German fiscal authorities;

the Purchaser, in addition to the Sellers, is fully responsible for all outstanding contributions on the shareholding in the German Target that shall be overdue as at the time of the registration;

he does not instruct on matters of foreign law, in particular Hungarian law, and/or tax law. The appeared declared that they provide of own advice in all such matters.

The individuals appearing requested the Notary to register the acquisition of the shares in the German Target through the Purchaser with the German Target together with a certified copy of this deed attached.

The above record was read to the appeared by the Notary public, approved by them and then signed by them and the Notary public with their own signatures:

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